Exhibit 10.10

BHI ACQUISITION CORP.

2004 DEFERRED COMPENSATION PLAN

The BHI Acquisition Corp. 2004 Deferred Compensation Plan (the “Plan”) has been adopted by BHI Acquisition Corp., a corporation organized under the laws of the state of Delaware, effective as of the Effective Date, for the benefit of its eligible employees. The Plan is a nonqualified deferred compensation plan pursuant to which the Company (as hereinafter defined) and its Affiliates may defer compensation on behalf of certain employees. The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

ARTICLE I

DEFINITIONS

The following words and phrases used in this Plan shall have the respective meanings set forth below unless the context clearly indicates to the contrary. Wherever appropriate herein, words used in the singular shall be considered to include the plural, words used in the plural shall be considered to include the singular, and the masculine gender shall be deemed to include the feminine gender.

Section 1.1 “Administrator” shall mean the Company acting through the Board or any Person to whom it delegates its authority pursuant to Section 6.1(a)(i).

Section 1.2 “Affiliate” shall mean with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person and/or one or more Affiliates thereof. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through the ownership of securities or any partnership or other ownership interests, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or its Affiliates.

Section 1.3 “Beneficiary” shall have the meaning set forth in Section 6.8(a).

Section 1.4 “Board” shall mean the Board of Directors of the Company.

Section 1.5 “Bonus Participant” shall mean an employee who is entitled to receive a bonus payment amount in the form of deferred compensation pursuant to Section 1.6 of the Stock Purchase Agreement.

Section 1.6 “Cause” means, with respect to the termination of employment of any Participant by the Company or any of its subsidiaries: (i) if such Participant is at the time of termination a party to an employment agreement with the Company or any of its subsidiaries which defines such term, the meaning given to such term therein; and (ii) in all other cases, the termination by the Company or any of its subsidiaries of a Participant’s employment based on such Participant’s (a) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Participant or the Company or any of its subsidiaries or economic injury to the Company or any of its subsidiaries, (b) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Participant or the Company or any of its subsidiaries or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company or any of its subsidiaries or (c) material breach of the terms of this Plan or any other agreement entered into between the Participant and the Company or any of its subsidiaries or Affiliates after notice and a reasonable opportunity to cure (if such breach can be cured). For purposes hereof, no act or omission shall be considered willful unless committed in bad faith or without a reasonable belief that the act or omission was in the best interests of the Company or any of its Affiliates.

Section 1.7 “Claimant” shall have the meaning set forth in Section 7.14(a).

Section 1.8 “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.9 “Common Stock” shall mean the common stock of the Company, par value $.001 per share, subject to adjustment in accordance with Section 6.7.

Section 1.10 “Company” shall mean BHI Acquisition Corp., a corporation organized under the laws of the state of Delaware, and its successors.

Section 1.11 “Deferred Bonus Amount” shall mean, with respect to a Bonus Participant, the number of Deferred Common Stock Units (if any) to be credited to this Plan for the benefit of the Bonus Participant pursuant to Section 1.6 of the Stock Purchase Agreement (and excluding, in all events, any Deferred Restricted Stock Amount).

Section 1.12 “Deferred Compensation Account” of a Participant shall mean the bookkeeping account established on behalf of the Participant in accordance with Section 3.1.

Section 1.13 “Deferred Common Stock Unit” shall mean a non-voting unit of measurement which is deemed, solely for bookkeeping purposes under the Plan, to be equivalent to one outstanding share of Common Stock (subject to Section 6.7).

Section 1.14 “Deferred Restricted Stock Amount” shall mean, with respect to a Restricted Stock Participant, the number of Deferred Common Stock Units (if any) to be credited to this Plan for the benefit of the Restricted Stock Participant with respect to the Restricted Stock Participant’s prior restricted stock award(s), with such number of Deferred Common Stock Units determined in accordance with the Participant’s letter of understanding with the Company that provides for his participation in this Plan.

Section 1.15 “Disability” means, with respect to each Participant, such Participant’s inability to perform the duties and obligations required by the Participant’s job by reason of any medically determined physical or mental impairment, as determined in accordance with the provisions of long term disability coverage under the Borden Chemical, Inc. Total Family Protection Plan; provided, however, that if the Participant has not elected long term disability coverage under the Total Family Protection Plan, then “Disability” shall mean, with respect to such Participant, any medically determined physical or mental impairment (as determined by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant’s legal representative (such agreement as to acceptability not to be withheld unreasonably)) that prevents the Participant from performing the duties and obligations required by the Participant’s job for more than 90 days during a period of 180 consecutive days.

Section 1.16 “Distribution Date” shall mean the date on which the event described in Section 5.1 shall occur.

Section 1.17 “Dividend Equivalent” shall have the meaning set forth in Section 4.2.

Section 1.18 “Effective Date” shall mean the date of the Closing of the Acquisition (as defined in the Stock Purchase Agreement).

Section 1.19 “ERISA” shall have the meaning set forth in the introductory paragraph of this Plan.

Section 1.20 “Exit Event” shall be deemed to have occurred (i) if at any time (x) any person (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall directly or indirectly own more than 40% of the voting power of the Common Stock (on a fully diluted basis) of the Company and (y) such person owns a percentage of the voting power of the Common Stock (on a fully diluted basis) greater than the percentage of the voting power of the Common Stock (on a fully diluted basis) held by the Investors, (ii) upon consummation of a merger or consolidation of the Company into or with another Person in which the Investors shall own less than 50% of the voting securities of the surviving Person (or the parent corporation of the surviving Person where the surviving corporation is wholly owned by the parent) immediately following the consummation of such transaction, (iii) upon the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company or (iv) any change of control (or similar event, however denominated) with respect to the Company shall occur under and as defined in any indenture or agreement to which the Company or any of its subsidiaries is a party with respect to any indebtedness for borrowed money the aggregate outstanding principal amount of which then exceeds $100,000,000.

Section 1.21 “Fair Market Value” shall have the meaning set forth in the Investor Rights Agreement.

Section 1.22 “Good Reason” means voluntary resignation after any of the following actions are taken by the Company or any of its subsidiaries without the Participant’s consent: (a) the continued failure to pay compensation when due to the Participant for more than thirty (30) days; (b) a significant diminution in the responsibilities or authority of the Participant other than an insubstantial and inadvertent diminution that is remedied by the Company promptly after receipt of written notice thereof sent by the Participant; (c) a significant diminution in the annual base salary and bonus to be paid to the Participant as in effect on the Effective Date (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive), or (d) relocation of the Participant’s primary work place, as assigned to him by the Company, beyond a fifty (50) mile radius of the employee’s current location; provided, however, that none of the events described in the foregoing clauses (a), (b), (c) or (d) shall constitute Good Reason unless the Participant shall have notified the Company in writing describing the events which constitute Good Reason and then only if the Company shall have failed to cure such events within (x) in the case of clause (a), fifteen (15) days, or (y) in the case of clauses (b), (c) or (d), thirty (30) days, after the Company’s receipt of such written notice.

Section 1.23 “Investor Rights Agreement” shall mean that certain Investor Rights Agreement dated as of the Effective Date among the Company and the holders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

Section 1.24 “Investors” shall mean, collectively, Apollo Investment Fund V, L.P., a Delaware limited partnership, Apollo Overseas Partners V, L.P., a Cayman Islands exempted limited partnership and each of its Affiliates and any other investment fund or vehicle managed by Apollo Management V, L.P. or any of its Affiliates (including any successors and assigns of any such manager).

Section 1.25 “Participant” shall mean any Person included in the Plan as provided in Article II.

Section 1.26 “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

Section 1.27 “Plan” shall mean the BHI Acquisition Corp. 2004 Deferred Compensation Plan, as set forth in this document and as it may hereafter be amended from time to time.

Section 1.28 “Registration Rights Agreement” shall mean that certain Registration Rights Agreement dated as of the Effective Date among the Company and the holders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

Section 1.29 “Restricted Stock Agreement” shall mean either the Restricted Stock Award Agreement dated March 25, 2002 between Craig O. Morrison and Borden Chemical, Inc. or the Restricted Stock Award Agreement dated April 1, 2002 between Joseph Bevilaqua and Borden Chemical, Inc.

Section 1.30 “Restricted Stock Participant” shall mean an employee who is a party to a Restricted Stock Agreement.

Section 1.31 “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement dated as of July 5, 2004, as it is amended, restated, supplemented or otherwise modified from time to time among BHI Investment, LLC, BW Holdings LLC, Borden Holdings, Inc., Borden Chemical, Inc., Craig O. Morrison and Joseph P. Bevilaqua.

Section 1.32 “Trust” shall mean a grantor trust maintained under the terms of the related Trust Agreement.

Section 1.33 “Trust Agreement” shall mean a trust agreement entered into by and between the Company and the related Trustee with respect to this Plan, as amended, restated, supplemented or otherwise modified from time to time.

Section 1.34 “Trustee” means the entity, which has entered into the related Trust Agreement as trustee of the Trust thereunder, and any duly appointed successor.

ARTICLE II

PARTICIPATION

Unless otherwise determined by the Administrator in its sole discretion, each employee of the Company or any of its Affiliates who (1) has an annual base salary of not less than $125,000 and (2) is either a Bonus Participant or a Restricted Stock Participant and who is actively employed by the Company or any of its Affiliates shall be eligible to participate in this Plan. If the Administrator determines in its sole discretion that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or that the inclusion of any eligible employee in this Plan could violate any applicable law or jeopardize the status of this Plan as a plan intended to be “unfunded” and “maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1), the Administrator shall have the right, in its sole discretion, to immediately distribute to such Participant a number of shares of Common Stock equal to the balance of such Participant’s Deferred Common Stock Units and (other than the payment of any of the Participant’s Deferred Common Stock Units when (and if) they are no longer subject to forfeiture) terminate the Participant’s participation in this Plan and/or take such further reasonable action that the Administrator deems appropriate in the circumstances.

ARTICLE III

DEFERRED COMPENSATION ACCOUNT

Section 3.1 Deferred Compensation Accounts.

(a) The Administrator shall establish and maintain for each Participant a Deferred Compensation Account to which shall be (i) credited the amounts determined under Section 3.1(b), (ii) credited the amounts determined under Section 4.2 and (iii) debited the number of shares of Common Stock (or cash equal to the value thereof) distributed under this Plan to such Participant.

(b) As of the Effective Date, the (i) Deferred Compensation Account of each Bonus Participant shall be credited with that number of Deferred Common Stock Units equal to the Participant’s Deferred Bonus Amount and (ii) the Deferred Compensation Account of each Restricted Stock Participant shall be credited with that number of Deferred Common Stock Units equal to the Deferred Restricted Stock Amount. Notwithstanding any other provision of this Plan, no amount shall be credited to any Participant’s Deferred Compensation Account prior to the Effective Date.

Section 3.2 Assignments Prohibited. No part of a Participant’s Deferred Compensation Account shall be liable for the debts, contracts or engagements of any Participant, his or her beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such Person have any rights to alienate, pledge, encumber, assign or otherwise transfer any benefits or payments hereunder in any manner whatsoever except to designate a beneficiary as provided herein.

Section 3.3 Trust Arrangement. Notwithstanding Section 7.5, the Company may at any time transfer assets representing all or any portion of a Participant’s Deferred Compensation Account to a Trust to be held and invested and reinvested by the Trustee pursuant to the terms of the Trust Agreement. However, to the extent provided in the Trust Agreement only, such transferred amounts shall remain subject to the claims of general creditors of the Company. To the extent that assets representing a Participant’s Deferred Compensation Account are held in a Trust when his or her benefits under the Plan become payable, the Company may direct the Trustee (if the Company established a Trust) to pay such benefits to the Participant from the assets of the Trust. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator, no share of Common Stock to be distributed to a Participant under this Plan shall be transferred to a Trust, unless and until the Trustee of such Trust executes and delivers the Investor Rights Agreement pursuant to which the Trustee shall be bound by the provisions of the Investor Rights Agreement as a “Management Holder” thereunder. Each Participant who has an interest in a Trust created pursuant to this Section 3.3 shall execute any documents that are necessary in order to effectuate the foregoing.

ARTICLE IV

DEEMED INVESTMENTS

Section 4.1 Deferred Common Stock Units. Unless otherwise required by law, as of the Effective Date each Participant’s Deferred Compensation Account shall be deemed to be credited with that number of Deferred Common Stock Units determined pursuant to Section 3.1(b).

Section 4.2 Dividend Equivalents. In the event the Company pays a dividend or other distribution in respect of shares of Common Stock (other than any distributions made to Affiliates in connection with the satisfaction of any obligations under the Stock Purchase Agreement), each Participant will receive a cash bonus (less applicable withholding taxes) equal to the amount of the dividends or other distribution such Participant would have received had such Participant owned shares of Common Stock equal to the number of shares reflected in such Participant’s Deferred Compensation Account on the record date of such dividend or other distribution (each such cash bonus, a “Dividend Equivalent”). For purposes of clarity, adjustments pursuant to Section 6.7 in the number and kind of securities or other consideration that may become payable with respect to the Deferred Common Stock Units shall be made only after taking into account any Dividend Equivalent paid or to be paid to the Participants in connection with the applicable Event.

Section 4.3 Forfeiture. Notwithstanding any other provision of the Plan, 100% of a Participant’s Deferred Compensation Account shall be forfeited automatically if the Participant’s employment by the Company and its Affiliates is terminated by the Participant for any reason (other than Good Reason or upon the Participant’s death or Disability) prior to (i) 120 days after the Effective Date, with respect to Bonus Participants and (ii) December 31, 2005, with respect to Restricted Stock Participants.

Section 4.4 Account Not Funded; No Stockholder Rights. A Participant’s Deferred Compensation Account shall be a memorandum account on the books of the Company. The Deferred Common Stock Units credited to a Participant’s Deferred Compensation Account shall be used solely as a device for the determination of the number of shares of Common Stock to be eventually distributed to such Participant in accordance with this Plan. The Deferred Common Stock Units shall not be treated as property or (subject to Section 3.4) as a trust fund of any kind. Except as otherwise provided in Section 4.2 with respect to distribution of Dividend Equivalents, no Participant shall be entitled to any voting or other stockholder rights with respect to Deferred Common Stock Units credited under this Plan. The number of Deferred Common Stock Units credited to a Participant’s Deferred Compensation Account (and the number of shares of Common Stock to which the Participant is entitled under this Plan) shall be subject to adjustment in accordance with Section 6.7 of this Plan.

ARTICLE V

BENEFITS

Section 5.1 Time of Distribution.

(a) Except as otherwise set forth herein, each Participant’s Deferred Compensation Account, to the extent not previously forfeited pursuant to Section 4.3 or previously distributed pursuant to Section 5.1(b) or 5.3, shall be distributed to the Participant (or his or her Beneficiaries, as applicable), less any amounts to be withheld pursuant to Section 7.4, upon (or as soon as reasonably practicable following) the earliest to occur of (i) the termination of the Participant’s employment with the Company and its Affiliates (A) by the Company without Cause, (B) by the Participant for Good Reason or (C) upon the death or Disability of the Participant, (ii) the termination of the Participant’s employment with the Company and its Affiliates for any reason at any time after (A) 120 days after the Effective Date in the case of a Bonus Participant and (B) December 31, 2005, in the case of a Restricted Stock Participant, (iii) an Exit Event or (iv) an event described in Section 5.1(b) below; provided, however, that in the event that a distribution is made pursuant to clause (iv) above with respect to less than all of a Participant’s Deferred Common Stock Units, the Participant’s remaining Deferred Common Stock Units shall continue to be subject to the provisions of this Section 5.1(a).

(b) Notwithstanding anything to the contrary contained herein, if at any time either (i) a Participant has the right to transfer shares of Common Stock pursuant to Section 2(a) of the Investor Rights Agreement in connection with a Tag Along Transaction (as defined in the

Investor Rights Agreement), or is required to transfer shares of Common Stock pursuant to Section 2(b) of the Investor Rights Agreement in connection with a Come Along Transaction (as defined in the Investor Rights Agreement), or (ii) a Participant is entitled to exercise registration rights pursuant to any provision of the Registration Rights Agreement, then the Company will, subject to any tax withholding requirements of Section 7.4, issue and distribute to the Participant a number of shares of Common Stock in settlement of Deferred Common Stock Units credited to the Participant’s Deferred Compensation Account equal to the maximum number of shares that the Participant is entitled or required to transfer in connection with such Tag Along Transaction or Come Along Transaction (each as defined in the Investor Rights Agreement) or is entitled to sell in such registration (after giving effect to any applicable cutback provisions contained in the Registration Rights Agreement), as the case may be; provided that in no event shall such number of shares to be distributed exceed the number of Deferred Common Stock Units credited to the Participant’s Deferred Compensation Account immediately prior to giving effect to such distribution.

Section 5.2 Form of Distribution. Except as otherwise provided in Section 4.2, all distributions under the Plan with respect to Deferred Common Stock Units shall be made in a single lump sum payment in the form of an equivalent number of whole shares of Common Stock; provided, however, that the Administrator shall have the discretion to pay the Deferred Common Stock Units attributable to Dividend Equivalents in cash. Fractional shares shall be disregarded but may be accumulated. The amount of any cash payment made pursuant to this Section 5.2 in connection with Dividend Equivalents shall equal the most recent Fair Market Value of a share of Common Stock as of the date of payment, multiplied by the number of Deferred Common Stock Units to be paid in such manner. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator, no share of Common Stock shall be issued to any Participant (or his or her Beneficiaries, as applicable) under this Plan unless and until such Participant has executed and delivered the Investor Rights Agreement with the Company or a joinder agreement to such agreement.

Section 5.3 Distributions for Unforeseeable Emergencies.

(a) A Participant may request a distribution under the Plan for an Unforeseeable Emergency (as defined below) without penalty. Such distribution for an Unforeseeable Emergency shall be subject to approval by the Administrator and may be made only to the extent necessary to satisfy the hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), and only with respect to non-forfeitable Deferred Common Stock Units credited to his or her Deferred Compensation Account. The Administrator may treat a distribution as necessary to satisfy the hardship if it relies on the Participant’s written representation, unless the Administrator has actual knowledge to the contrary, that the hardship cannot reasonably be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

(b) For purposes of this Section 5.3, an “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Administrator in its sole discretion.

Section 5.4 Special Rules Regarding Distribution. Notwithstanding any provision in this Plan to the contrary, if a Participant becomes entitled to benefits under this Plan, the Administrator may delay the Participant’s benefit distribution date to a date that occurs not later than thirteen (13) months after the date such distribution was originally scheduled to be made to the extent that the Administrator reasonably determines that such a later benefit distribution date is reasonably necessary to comply with applicable laws, rules or regulations or is otherwise reasonably advisable to preserve the intended tax consequences of this Plan.

Section 5.5 Reduction in Number of Units. In connection with distributions of shares of Common Stock, other securities or property or cash in payment of Deferred Common Stock Units pursuant to this Article V, or upon any forfeiture of the Participant’s Deferred Common Stock Units, the Participant’s Deferred Compensation Account will be decreased by decreasing the number of Deferred Common Stock Units held in such account by the number of Deferred Common Stock Units so paid or forfeited, as applicable (it being understood that the Participant’s Deferred Compensation Account will not be decreased by reason of any Dividend Equivalents paid to the Participant).

ARTICLE VI

ADMINISTRATIVE PROVISIONS

Section 6.1 Administrator’s Duties and Powers.

(a) The Board shall conduct the general administration of the Plan in accordance with the Plan and shall have full discretionary power and authority to carry out that function. Among its necessary powers and duties, are the following:

(i) To delegate all or part of its function as Administrator to any other Person and to revoke any such delegation.

(ii) To determine questions of eligibility and vesting of Participants and their entitlement to benefits.

(iii) To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians or other Persons to render service or advice with regard to any responsibility the Administrator or the Board has under the Plan, to designate such Persons to carry out responsibilities, and (together with the Company, the Board and the Company’s officers, and employees) to rely upon the advice, opinions or valuations of any such Persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.

(iv) To construe and interpret the terms of the Plan for purpose of the administration and application of the Plan, in a manner not inconsistent with the Plan or applicable law and to amend or revoke any such interpretation.

(v) To adopt rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules.

(b) Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon the Company and each Participant, except to the extent found by a court of competent jurisdiction to be unreasonable.

(c) The Administrator shall, to the maximum extent reasonably possible, interpret all provisions of this Plan in a manner that is consistent with all applicable laws, rules and regulations and the intended tax consequences of this Plan (including, without limitation, guidance that may be issued after the effective date of this Plan).

Section 6.2 Indemnification by the Company; Liability Insurance.

(a) The Company shall pay or reimburse any of the Company’s officers, directors or employees who administer the Plan for all expenses incurred by such Persons in, and shall indemnify and hold them harmless from all claims, liability and costs (including reasonable attorneys’ fees) arising out of, the good faith performance of their Plan functions.

(b) The Company may obtain and provide for any such Person, at the Company’s expense, liability insurance against liabilities imposed on him by law.

Section 6.3 Recordkeeping.

(a) The Administrator shall maintain suitable records of each Participant’s individual Deferred Compensation Accounts and such other records as the Administrator deems appropriate in order to administer this Plan.

(b) The Administrator may appoint a secretary to keep the record of proceedings relating to the Plan, to transmit its decisions, instructions, consents or directions to any interested party, and to execute and file, on behalf of the Administrator, such reports or other documents as may be necessary or appropriate under applicable law to perform ministerial acts.

(c) The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Company.

Section 6.4 Service of Process. The Secretary of the Company is hereby designated as agent of the Plan for the service of legal process.

Section 6.5 Service in More than One Capacity. Any Person or group of Persons may serve in more than one capacity with respect to the Plan.

Section 6.6 Statement to Participants. The Administrator shall from time to time in its discretion furnish to each Participant a statement setting forth the value of his or her Deferred

Compensation Accounts and such other information as the Administrator shall deem advisable to furnish.

Section 6.7 Corporate Changes. Upon the occurrence of an Event (as defined below), with respect to the Company or any class of its capital stock, the Administrator shall make such adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Deferred Common Stock Units credited under this Plan so that a Participant’s rights to any amount hereunder are substantially proportionate to his or her rights existing immediately prior to such Event (after taking into account any Dividend Equivalent paid or to be paid to the Participant in connection with such Event). If an Event shall occur and any Deferred Common Stock Units have not become non-forfeitable and paid upon such Event or prior thereto, as a result of the application of the adjustments set forth in the immediately preceding sentence, such Deferred Common Stock Units may become payable in securities or other consideration (the “Restricted Property”) rather than in the Common Stock otherwise payable in respect of such Deferred Common Stock Units. Such Restricted Property shall thereafter become payable to the applicable Participant at such time or times (if any) as the related Deferred Common Stock Units become payable to such Participant in accordance with the Plan and shall be subject to the same forfeiture conditions as such related Deferred Common Stock Units (it being understood that if the Event is an Exit Event, such Deferred Common Stock Units will become distributable pursuant to Section 5.1). Notwithstanding the foregoing, to the extent that the Restricted Property includes any cash, the commitment hereunder shall become an unsecured promise to pay an amount equal to such cash (with earnings attributable thereto as if such amount had been invested, pursuant to policies established by the Administrator, in interest bearing, FDIC insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator) at such times and in such proportions as the related Deferred Common Stock Units become payable in accordance with the Plan. For purposes of this Section 6.7, “Event” means a liquidation, dissolution, Exit Event, merger, consolidation, or other combination or reorganization, stock split, reverse stock split, or a recapitalization, reclassification, extraordinary dividend or other distribution (including a split up or a spin off of the Company or any significant Subsidiary).

Section 6.8 Designation of Beneficiary.

(a) Each Participant shall have the right to designate, revoke and redesignate one or more beneficiaries hereunder (each a “Beneficiary”) and to direct payment of the amount or distribution of the items credited to his or her Deferred Compensation Account to such Beneficiaries upon his or her death. Designation, revocation and redesignation of Beneficiaries shall be made on such form as shall be designated by the Administrator. If a married Participant wishes to designate a Person other than his or her spouse as Beneficiary, the Administrator may require (as a condition precedent to the effectiveness of such designation) that such designation be consented to in writing by the spouse. Upon the dissolution of the marriage of a Participant, any designation of the Participant’s former spouse as a Beneficiary shall be treated as though the Participant’s former spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with this Section 6.8 and that clearly names such former spouse as a Beneficiary, or (ii) a court order presented to the Administrator prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former spouse as the Beneficiary. In any case in which a Participant’s former spouse is treated under the Participant’s Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant’s Beneficiary designation. Upon the receipt by the Administrator of a new, valid Beneficiary designation from a Participant, all Beneficiary designations previously delivered by such Participant and received by the Administrator before the Participant’s death shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary designation delivered by the Participant. No designation, revocation or change in designation of a Beneficiary shall be valid or effective unless signed by the Participant (and by the Participant’s spouse, to the extent required pursuant to this Section 6.8(a) and until received in writing by the Administrator or its designated agent.

(b) If a Participant fails to designate a Beneficiary as provided in Section 6.8(a) or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits under this Plan, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Participant’s probate estate or living trust) shall be deemed to be the Participant’s Beneficiary. In any case where there is no such personal representative of the Participant’s estate duly appointed and acting in that capacity within ninety (90) days after the Participant’s death (or such extended period as the Administrator determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed one hundred eighty (180) days after the Participant’s death), then the Participant’s Beneficiary shall be deemed to be the Person or Persons who can verify by court order that they are legally entitled to receive the benefits specified hereunder. If a Participant dies and his or her benefits become payable to the Participant’s Beneficiary, but the Beneficiary’s death occurs before such payment can actually be made, payment shall be made to the Beneficiary’s surviving spouse. If there is no surviving spouse to receive any benefits payable in accordance with the immediately preceding sentence, the duly appointed and currently acting personal representative of the Beneficiary’s estate (which shall include either the Beneficiary’s probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Beneficiary’s estate duly appointed and acting in that capacity within ninety (90) days after the Beneficiary’s death (or such extended period as the Administrator determines is reasonably necessary to allow such Personal representative to be appointed, but not to exceed one hundred eighty (180) days after the Beneficiary’s death), then payment shall be made to the Person or Persons who can verify by court order that they are legally entitled to receive the benefits otherwise payable to the deceased Beneficiary.

(c) If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrator shall have the right, exercisable in its reasonable discretion, to withhold such payments until this matter is resolved to the Administrator’s reasonable satisfaction. The payment of benefits under this Plan to a Participant’s Beneficiary in accordance with this Section 6.8 shall fully and completely discharge the Company and the Administrator from all further obligations under this Plan with respect to the Participant.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Amendment of Plan. Except as may otherwise be prohibited by applicable law, the Plan may be wholly or partially amended by the Administrator from time to time including retroactive amendments; provided, however, that no amendment shall lengthen the time period applicable to such Participant under Section 4.3 or 5.1(a)(ii) or otherwise decrease the non-forfeitable interest any Participant or any other Person entitled to payment under the Plan has in the Participant’s Deferred Compensation Accounts without such Participant’s written approval.

Section 7.2 Termination of the Plan. While the Plan is intended as a permanent program, the Board shall have the right at any time to declare the Plan terminated completely as to the Company or as to any division, facility or other operational unit thereof. In the event of any termination, the Administrator shall continue to maintain the Participants’ Deferred Compensation Accounts (in accordance with the terms of the Plan) and payment of such Deferred Compensation Accounts shall be made in accordance with Article V.

Section 7.3 Errors and Misstatements. In the event of any misstatement or omission of fact by a Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall pay the applicable Participant or other Person entitled to payment under the Plan any underpayment in cash in a lump sum or shall either recoup any overpayment from future payments to the applicable Participant or other Person entitled to payment under the Plan or proceed against the applicable Participant or other Person entitled to payment under the Plan for recovery of any such overpayment.

Section 7.4 Tax Withholding.

(a) The Company may, in its reasonable discretion, satisfy any state or federal employment tax withholding obligation with respect to the lapse of forfeiture restrictions on Deferred Common Stock Units credited to the Participant’s Deferred Compensation Account by either (i) deducting such amounts from any compensation payable by the Company to the Participant, or (ii) reducing the number of non-forfeitable Deferred Common Stock Units credited to the Participant’s Deferred Compensation Account by the amount necessary to satisfy such withholding obligation.

(b) There shall be deducted from each payment or distribution made to a Participant (or Beneficiary) under the Plan, or any other compensation payable to a Participant (or Beneficiary) under the Plan, all taxes which are required to be withheld by the Company in respect of such payment or distribution (or other compensation). The Company shall reduce any payment or distribution (or other compensation) by the amount of cash and/or shares of Common Stock sufficient to provide the amount of said taxes. To the extent that any shares of Common Stock are withheld, the determination of the appropriate number of shares required to satisfy all or a portion of any such tax will be based on the Fair Market Value of a share of Common Stock on the day prior to the date of distribution. If the Company, for any reason, elects not to (or cannot) satisfy the withholding obligation from the amounts otherwise payable or the shares of Common Stock otherwise distributable under this Plan, the Participant shall pay or provide for payment in cash of the amount of any taxes which the Company may be required to withhold with respect to the benefits hereunder.

Section 7.5 Governing Law; Severability. This Plan shall be construed, administered and governed in all respects under and by applicable federal laws and, where state law is applicable, the laws of the State of Delaware. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

Section 7.6 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust (except as provided in Section 3.4), or held in any way as collateral security, for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s payment obligations under the Plan shall constitute merely an unfunded and unsecured promise of the Company to pay benefits in the future to those Persons to whom the Company has a benefit obligation under this Plan (as determined in accordance with the terms hereof), and the respective rights of the Participants and Beneficiaries shall be no greater than those of the Company’s unsecured general creditors.

Section 7.7 Limitation on Rights of Employees. The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract of employment between the Company and any Participant. Nothing contained in the Plan shall give any Participant the right to be retained in the service of the Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Participant at any time without notice and with or without cause, except as provided by law. Inclusion under the Plan will not give any Participant any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Participants or any other Persons entitled to payments under the Plan.

Section 7.8 Payment on Behalf of Minors or Persons under Incapacity. In the event any amount becomes payable under the Plan to a minor or a Person who, in the sole judgment of the Administrator is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any Person found by the Administrator, in its sole judgment, to have assumed the care of such minor or other Person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Company, the Board, the Administrator, and their officers, directors and employees in respect of such payment.

Section 7.9 References. Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed successor statute, regulation or document.

Section 7.10 Inability to Locate Participant. In the event that, notwithstanding its reasonable efforts to do so, the Administrator is unable to locate a Participant or Beneficiary within two years following the date on which the Participant’s employment by the Company and its Affiliates terminates for any reason, or if earlier, within two years following the date a distribution is to be made to the Participant in respect of his or her Deferred Compensation Account pursuant to Section 5.1(a), the amount allocated to the Participant’s Deferred Compensation Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefits, such benefits shall be reinstated without interest or credits for Dividend Equivalents under Section 4.2.

Section 7.11 Compliance with Laws. This Plan, the offer, issuance and delivery of securities under this Plan, and, if applicable, the payment of money under this Plan, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Each Person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal requirements.

Section 7.12 Effect Upon Other Plans. Except to the extent provided herein, nothing in this Plan shall be construed to affect the provisions of any other plan maintained by the Company.

Section 7.13 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.14 Claims Procedure.

(a) Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Administrator a written claim for a determination with respect to the benefits payable to such Claimant pursuant to this Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

(b) Notification of Decision. The Administrator shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Administrator determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the benefit determination. As soon as practicable after making its determination, the Administrator shall notify the Claimant in writing:

(i) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(ii) that the Administrator has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(A) the specific reason(s) for the denial of the claim, or any part of it;

(B) specific reference(s) to pertinent provisions of this Plan upon which such denial was based;

(C) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(D) an explanation of the claim review procedure set forth in Section 7.14(c); and

(E) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

(c) Review of a Denied Claim. No later than sixty (60) days after receiving a notice from the Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Administrator a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(i) may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(ii) may submit written comments or other documents; and/or

(iii) may request a hearing, which the Administrator, in its sole discretion, may grant.

(d) Decision on Review. The Administrator shall render its decision on review promptly, and no later than sixty (60) days after the Administrator receives the Claimant’s written request for a review of the denial of the claim. If the Administrator determines that special circumstances require an extension of time for completing its review, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render its decision on the review. In rendering its decision, the Administrator shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i) specific reasons for the decision;

(ii) specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(iv) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

* * * * *

As adopted by the Board of Directors on August 12, 2004.